Exhibit 10.1
G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York 10018
January 28, 2009
Morris Goldfarb
21 Fairway Drive
Mamaroneck, New York 10543

Re:	Employment Agreement
Dear Morris:
     Reference is made to the Employment Agreement, dated February 1, 1994, as amended October 1, 1999 (as so amended, the “Employment Agreement”), between G-III Apparel Group, Ltd. and you.
     This letter agreement, when executed by you, shall constitute our agreement that, for the six month period commencing February 1, 2009, your salary pursuant to Section 3(a) of the Employment Agreement shall be paid at the rate of $800,000 per year.
     This Letter Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission, or in “PDF” format circulated by electronic means, shall be deemed to be an original signature hereto.
     If the foregoing accurately sets forth our agreement, please execute this letter and return it to the undersigned.

Very truly yours,

G-III APPAREL GROUP, LTD.

	By:	/s/ Wayne Miller
Name: Wayne Miller
Title: Chief Operating Officer

Accepted and agreed to:

/s/ Morris Goldfarb MORRIS GOLDFARB